UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 27, 2012

Date of Report

(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-0849948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 Townsgate Road, Suite 200, Westlake Village, California 91361-3027
(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code: (805) 367-3800

                           Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)                               Compensatory Arrangements of Certain Officers

On September 27, 2012, the Board of Directors (the “Board”) of The Ryland Group, Inc. (the “Corporation”) approved Amendment No. 3 to the Senior Executive Severance Agreement (the “Severance Agreement”) between the Corporation and its executive officers (“Amendment No. 3”).  Amendment No. 3 amends Section 1.8 of the Severance Agreement to eliminate the “tax gross-up” benefits that previously provided for a lump sum cash payment to executive officers in the event they have an “excess parachute payment” that is subject to the excise tax under Section 4999 of the Internal Revenue Code.  Section 1.8 of the Severance Agreement now provides that an executive will receive either an “excess parachute payment” and pay any applicable excise tax or reduce the severance payment such that no portion of the payments are subject to the excise tax, depending on which amount results in the executive’s receipt of the greatest amount of net benefits.  All computations and determinations are made by an accounting firm or tax counsel chosen by the executive and paid for by the Corporation.

On September 27, 2012, the Compensation Committee of the Board (the “Committee”) approved an amendment to the Corporation’s form of Non-Qualified Stock Option Agreement for grants made to executive officers in 2012 (the “2012 Amended Executive Officer Non-Qualified Stock Option Agreement”).  In order to encourage a significant level of appreciation in stockholder value, the 2012 Amended Executive Officer Non-Qualified Stock Option Agreement adds a condition to the exercisability of stock options which requires that the stock option may only be exercised if and when the Corporation’s stock price is greater than or equal to 150% of the grant price.

On September 27, 2012, the Committee also approved the Corporation’s 2012 Executive Officer Long-Term Incentive Plan (the “LTIP”).  For executive officers of the Corporation, the LTIP replaces the retention incentive plan in which they previously participated.  Under the terms of the LTIP, the Committee granted performance awards to executive officers contingent upon the achievement of long-term performance goals.  The payment and vesting of each performance award will be determined after a three-year performance period, ending on December 31, 2014, based on the Corporation’s Total Stockholder Return (“TSR”) performance over the performance period in comparison to the TSR performance of a comparative peer group selected by the Committee.  The Corporation’s TSR performance must meet or exceed the 50th percentile of the performance of the peer group to receive the performance award value.  If the Corporation’s performance falls below the 50th percentile level, the payment potential is reduced.  If executive’s employment with the Corporation is terminated prior to December 31, 2014 for any reason other than the executive’s death, disability or retirement, the executive’s performance award will be forfeited and terminated in full.  The executive’s performance award will immediately vest in full upon the executive’s death, disability or retirement and upon the occurrence of a change of control.

The foregoing actions by the Board and Committee were taken in response to questions and comments raised by stockholders in connection with the Corporation’s “say-on-pay” vote received at the 2012 Annual Meeting of Stockholders.

Other actions taken by the Board and Committee include the following:

New Compensation Consultant – The Committee retained Exequity as an independent compensation consultant.  Exequity has no relationship with the Corporation other than as the Committee’s independent compensation consultant.

Stock Ownership Guidelines –The Committee approved Stock Ownership Guidelines for its executive officers.  These Guidelines mandate that executive officers shall own the fair market value of the Corporation’s common stock that equals or exceeds the multiple of the executive’s then base salary as set forth below:

Position Title	Multiple of Annualized Base Salary

Chief Executive Officer	6x base salary

Executive Vice President	3x base salary

Other Executive Officers	2x base salary

Share ownership is calculated at the end of the year, based on the average share price for that year.

Elimination of Tax Gross-Ups – The executive officers agreed to give up the tax gross-ups they were receiving related to the value of term life insurance received under the Corporation’s executive life insurance plan as well as related to reimbursements for taxes related to executive health and fitness costs.  As discussed above, in agreeing to Amendment No. 3 to the Severance Agreement, executive officers agreed to eliminate the excise tax gross-up from their “change of control” agreements.  As a result, the Corporation no longer provides tax gross-up payments.

Expanded Peer Group – The Committee is revising the peer group of companies used to benchmark the Corporation’s performance and executive compensation.  The Committee is seeking to expand the potential group of peer group companies beyond comparable homebuilding companies to include companies in the building product and real estate development industries.  These companies will be evaluated based on their revenues and market capitalization to select companies that more closely align with the size of the Corporation.  The Committee will eliminate three homebuilding companies that were included in the prior homebuilding peer group given that these companies had significantly larger revenues and market capitalization.

The descriptions set forth in this Current Report on Form 8-K are summaries and are therefore qualified in their entirety by the complete text of Amendment No. 3, the Amended Executive Officer Non-Qualified Stock Option Agreement and the LTIP, attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Amendment No. 3 to Senior Executive Severance Agreement between the Ryland Group, Inc. and executive officers of the Corporation

Exhibit 10.2	2012 Amended Executive Officer Non-Qualified Stock Option Agreement

Exhibit 10.3	The Ryland Group, Inc. 2012 Executive Officer Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: September 27, 2012	By:	/s/ Timothy J. Geckle
Timothy J. Geckle
Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit 10.1	Amendment No. 3 to Senior Executive Severance Agreement between the Ryland Group, Inc. and executive officers of the Corporation

Exhibit 10.2	2012 Amended Executive Officer Non-Qualified Stock Option Agreement

Exhibit 10.3	The Ryland Group, Inc. 2012 Executive Officer Long-Term Incentive Plan